UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 10, 2011

____________________________

PACIFIC GOLD CORP.

(Exact name of registrant as specified in charter)

NEVADA

(State or other Jurisdiction of Incorporation or Organization)

000- 32629	848 N. Rainbow Blvd. #2987 Las Vegas, Nevada 89821	98-0408708
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

888-257-4193

(Registrant’s telephone number, including area code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 – Entry into a Material Definitive Agreement

On February 10, 2011, Pilot Mountain Resources Inc. ("PMR"), a 100% subsidiary of Pacific Gold Corp., entered into an Option and Asset Sale Agreement ("Agreement") with Pilot Metals Inc., a subsidiary of Black Fire Minerals of Australia, whereby Pilot Metals has secured an option on the Project W Tungsten claims owned by PMR.

The basic monetary terms of the Agreement call for Pilot Metals to pay PMR $50,000 for a 100 day due diligence period on the PMR mining claims. Within the initial 100 day option period, Pilot Metals has the right to exercise an additional 24 month option on the PMR claims by paying to PMR a further $450,000. During the 24 month option period, Pilot Metals may conduct physical due diligence work including sampling, drilling or any other work on the claims it deems necessary.

At any point prior to the conclusion of the 24 month option period, Pilot Metals may exercise an option and election to either purchase 100% of the PMR claims, for $1,500,000, paid as three annual installments of $500,000 each, and an additional $1,000,000 payment to PMR on the commencement of commercial mining operations, or Pilot Metals may elect to enter into a joint venture with PMR for the mining claims by paying a further $1,000,000 to PMR paid as two annual $500,000 installments, with each company owning 50% of the joint venture.

The total amount eventually paid to PMR will depend on Pilot Metals acceptance or decline of the options available. If Pilot Metals elects to exercise the second option and not proceed with the purchase or joint venture then PMR would receive a total of $500,000 but retain ownership of the claims. If Pilot Metals exercises the second option and then further elects a joint venture, then PMR would receive $1,500,000 in total and retain a 50% ownership of the claims. If Pilot Metals elects to exercise the option and then purchase the claims, then PMR would receive $2,000,000 plus an additional $1,000,000 when commercial production commences for a total of $3,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Gold Corp.
(Registrant)

Date: February 10, 2011	By:	/s/ Robert Landau
Robert Landau
Chief Executive Officer

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